UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2026

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-39874	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LEXX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing

Nasdaq Delisting Notification

On August 4, 2026 Lexaria Bioscience Corp. (the “Company”) received a notification (the “Notification”) from the Nasdaq Capital Market (“Nasdaq”) that, due to its failure to regain compliance with Nasdaq Listing Rule 5550(a)(2), being the requirement to maintain a $1.00 minimum bid price, (the “Bid Price Requirement”) within the 180 day compliance period provided under Nasdaq Listing Rule 5810(c)(3)(A), it would be delisted from the Nasdaq, subject to any request for a hearing to appeal such determination, which hearing request would stay the suspension of the Company’s shares from being delisted.

In anticipation of the Notification, the Company completed a reverse stock split on August 3, 2026 (as announced on July 30, 2026) and, since that time, the Company’s shares of common stock have been trading on Nasdaq under CUSIP number 52886N604 with a minimum bid price that is currently above the Bid Price Requirement. The Company has also filed its request for a hearing and paid the required fee in order to suspend the delisting of the Company’s shares from Nasdaq and to allow for the additional trading days necessary to regain the Bid Price Requirement. As of the date and time of this filing, the Company expects to regain compliance with the Nasdaq rules and requirements prior to any potential hearing date and expects its shares will remain trading on Nasdaq without interruption.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Richard Christopher
Richard Christopher
CEO, Principal Executive Officer

Date:	August 10, 2026

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